UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 17, 2006

Cohu, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2006, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Cohu, Inc. ("Cohu") approved increases to (i) Director compensation and (ii) certain Executive Officers' annual salaries.

The Cohu Board and each Board committee chairman and member annual retainer cash compensation effective January 1, 2007 will be as follows:

Chairman of the Board $60,000
Board Member $40,000
Audit Committee Chairman $16,000
Audit Committee Member $8,000
Compensation Committee Chairman $10,000
Compensation Committee Member $5,000
Nominating/Governance Committee Chairman $8,000
Nominating/Governance Committee Member $4,000

The Board, based on the recommendations of the Committee, approved the Board cash compensation as noted above, and also approved equity compensation grants for 2006 for each non-employee Board member consisting of 5,000 options and 2,000 restricted stock units (RSU) (each RSU representing a contingent right to receive one share of Cohu, Inc. Common Stock upon vesting). The options have an exercise price equal to the closing price of Cohu stock on August 17, 2006 and both the options and RSUs vest one year from the grant date.

The Committee also approved increases in the annual salaries of (i) Mr. Thomas Lightner, Vice-President, Manufacturing, from $185,000 to $197,000; (ii) Mr. James G. McFarlane, Senior Vice-President, from $200,000 to 210,000 and (iii) Mr. Colin P. Scholefield, Senior Vice-President, Sales and Service, from $210,000 to $220,500.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

August 17, 2006	By:	John H. Allen

Name: John H. Allen
Title: VP Finance & CFO